SCHEDULE "B"
                                   V/P PROPERTY

All that real property situate in the City of Reno, County of Washoe, State of Nevada, described as follows:

PARCEL 1:

BEGINNING at the intersection of the Western line of South Virginia Street (U.S. 395), (86 feet wide) with the Southern line of the parcel of land described in Parcel 1 in the Deed to William H. Moffat, recorded in Book 74, File No. 44494, Deed Records, from said point of beginning the Southeast corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M., bears South 20 42'22" East 4413.18 feet; thence along a fence line along the Southern boundary of said Moffat parcel the five following courses and distances: South 70 36'51" West 358.52 feet; North 19 50'56" West 63.62 feet; South 70 36'51" West
27.66 feet; North 22 02'59" West 27.33 feet; and South 67 27'53" West 635.24 feet to a fence line along the Western line of the Cochran Ditch; thence along said fence line along said Western line of said Cochran Ditch the ten following courses and distances: North 38 59'53" West 45.40 feet; North 3 43'20" West
65.74 feet; North 38 06'35" East 102.87 feet; North 0 22'42" West 86.15 feet;
North 0 06'57" West 24.68 feet; North 7 46'41" West 49.06 feet; North 21 40'34"
West 131.88 feet; North 10 43'03" West 84.24 feet; North 1 13'59" East 94.68 feet; and North 8 27'39" East 119.99 feet to a fence along the Northern boundary of said Moffat parcel; thence North 68 59'51" East along said fence line along said Northern boundary of said Moffat parcel 754.93 feet to said Western line of South Virginia Street; thence South 20 52'13" East along the last mentioned line 794.38 feet to the point of beginning, situate in the Northeast 1/4 of said Section 25. Reference is made to License Survey No. 298942.

EXCEPTING THEREFROM that parcel described in Deed recorded November 3, 1970, under File No. 189261, Official Records of Washoe County.

ALSO EXCEPTING THEREFROM all that portion of the herein described property lying within West Peckham Lane as it presently exists, and or conveyed to the City of Reno by Deed recorded November 3, 1970, under File No. 189266.

AND ALSO EXCEPTING THEREFROM that portion described as Parcel 2 in Deed to Eagle Thrifty Drugs and Markets, Inc., a Nevada corporation, recorded January 7, 1972, under File No. 231197.

PARCEL 2:

COMMENCING at the East quarter corner of said Section 25; thence South 89 26'06" West along the East-West centerline of said Section 25, a distance of 1002.7 feet to the Western line of South Virginia Street (U. S. Highway 395); thence along said Western line of said South Virginia Street the two following courses and distances: North 20 34'25" West 353.34 feet and North 20 52'13" West a distance of 1243.52 feet to the most Easterly Northeast corner of Parcel 3 conveyed to Louis Capurro, et al, by Deed recorded March 25, 1946, in Book 179 of Deeds, Page 586, Washoe County, Nevada, Records; thence along the Northerly boundary of said parcel South 70 36'37" West 370.46 feet, shown as South 68 19' West 364.7 feet in said Deed, the true point of beginning; thence along the Northerly boundary of said parcel the following courses and distances: North 19 51'17" West 63.54 feet, shown as


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North 20 56' West 64.00 feet in said Deed; South 70 40'05" West 27.67 feet, shown as South 66 36' West 28.7 feet in said Deed; North 22 02'34" West 27.34 feet, shown as North 19 25' West 28.00 feet in said Deed; and South 67 28'58" West a distance of 238.80 feet, shown as South 65 50' West in said Deed; thence leaving the Northerly boundary line of said parcel North 89 39'39" East 210.34 feet; thence on a curve to the left the tangent of which bears the last described course, having a radius of 170.00 feet through a central angle of 19 03'02" for an arc distance of 56.52; thence North 70 36'37" East a distance of
13.55 feet to the true point of beginning.

PARCEL 3:

COMMENCING at the Northwest corner of Section 25, Township 19 North, Range 19 East, M.D.B.&M.; thence South 73 50'45" East 1807.93 feet; thence East 900 feet to a point on the North-South quarter line of said Section 25; thence along said line South 0 23'30" East 245 feet to the true point of beginning, said point being on the same line as described in the Deed to William H. Schnoor and wife, recorded in Book 171, Page 172, Deed Records; thence South 89 36'30" East
82.08 feet to a point on the West bank of the Cochran Ditch marked by an iron pin; thence Southerly and along said West bank to a point and iron rod on said bank, at a point 9.0 feet South of the South line of the Northwest 1/4 of the Northeast 1/4 of said Section 25; thence parallel to said line West 62.3 feet to a rod on said North-South quarter line of said Section 25; thence along said quarter line North 0 23'30" West 581.00 feet to the true point of beginning, situate in the Northwest 1/4 of the Northeast 1/4 and the Southwest 1/4 of Northeast 1/4 of Section 25, Township 19 North, Range 19 East, M.D.B.&M.

EXCEPTING THEREFROM that portion conveyed to the City of Reno, by Deed recorded November 3, 1970, under File No. 189266.

NOTE (NRS 111.312): The above metes and bounds description appeared previously in that certain instrument, recorded in the office of the County Recorder of Washoe County, Nevada on December 31, 1997, as Document No. 2167154, of Official Records.























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